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                                                                 Exhibit 99.1

                            PROSPECTUS

               SYNAPTIC PHARMACEUTICAL CORPORATION

     115,267 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE


     All 115,267 shares of the Common Stock, $.01 par value per share, may be offered for sale from time to time by and for the account of certain stockholders (the "Selling Stockholders") of Synaptic Pharmaceutical Corporation (the "Corporation") or by pledgees, donees, transferees or other successors in interest of such Selling Stockholders. See "Selling Stockholders." Such sales may be made in the over-the-counter market or otherwise, at prices and on terms then prevailing, at prices related to the then current market price or in negotiated transactions. See "Plan of Distribution."

     The Company will not receive any of the proceeds of the sale of the Common Stock offered hereby. All expenses relating to the distribution of the Common Stock are to be borne by the Company, other than selling commissions and fees and expenses of counsel and other representatives of the Selling Stockholders. The Company's Common Stock is traded on The Nasdaq Stock Market under the symbol "SNAP." On June 6, 1996, the last trade price of the Common Stock as reported by The Nasdaq Stock Market was $15.25.

     See "The Company" for certain information that should be considered by prospective purchasers of the Common Stock offered hereby.


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     No person is authorized to give any information or to make any representation other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities in any state to any person to whom it is unlawful to make such offer or solicitation in such state. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof.

           The date of this Prospectus is June 11, 1996


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                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is traded on The Nasdaq Stock Market, and reports, proxy statements and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a registration statement on Form S-8 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance
with the rules and regulations of the Commission.   The Registration Statement
may be inspected and copied at the public reference facilities maintained by the Commission at the address set forth in the preceding paragraph.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995; and

     3. The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A/A filed with the Commission on December 7, 1995, pursuant to Section 12(g) of the Exchange Act.

     In addition, each document filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the Registration Statement of which this Prospectus is a part and prior to the filing of a post-effective amendment which indicates that all securities offered thereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated in the Registration Statement by reference and to be a part thereof from the dat e of filing of

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such document.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as to modified or superseded, be deemed to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus (other than exhibits to such information unless such exhibits are specifically incorporated by reference into such information). Requests should be directed to Lisa L. Reiter, Secretary, Synaptic Pharmaceutical Corporation, 215 College Road, Paramus, New Jersey 07652, telephone number: (201) 261-1331, ext. 117.


                        TABLE OF CONTENTS

The Company..................................................................3

Selling Stockholders.........................................................4

Plan of Distribution.........................................................5

Interests of Named Experts and...............................................5

Indemnification of Directors and Officers....................................6


                           THE COMPANY

     The Company is a biotechnology company engaged in the development of a broad platform of enabling technology which it calls "human receptor-targeted drug design technology." The Company is utilizing this technology both to discover and clone the genes that code for human receptor subtypes associated with specific disorders and to design compounds that can potentially be developed as drugs for treating these disorders. Human receptor subtypes are protein molecules in the human body that mediate cell-to-cell signaling. The Company believes that by designing compounds that are selective for specific receptor subtypes, new drugs can be developed that will be more effective and have fewer side effects than existing drugs. In addition, because human receptor-targeted drug design technology has enabled the Company to discover genes that code for previously undiscovered human receptor subtypes, Synaptic is able to design compounds that act through novel mechanisms and that are aimed at disorders that have historically been difficult or impossible to

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manage. In order to maximize its resources and leverage its scientific expertise, the Company focuses on the discovery and design phases of the drug development process and collaborates with pharmaceutical companies primarily to utilize their expertise in preclinical testing, clinical trials and commercialization.

     Synaptic is currently engaged in collaborations with Eli Lilly and Company, Merck & Co., Inc., Ciba-Geigy Limited and The DuPont Merck Pharmaceutical Company that are focused on drug discovery programs for a variety of disorders, including: migraine headache, anxiety, depression, benign prostatic hyperplasia and obesity.

     The Company was incorporated in Delaware in January 1987. The address and telephone number for the executive offices of the Company are 215 College Road, Paramus, New Jersey 07652, (201) 261-1331.

     The Risk Factors contained in the Company's Prospectus dated December 14, 1995, and the Cautionary Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, under the caption "Disclosure Regarding Forward Looking Statements" are hereby incorporated by reference herein.

                       SELLING STOCKHOLDERS

     Of the 115,267 shares of Common Stock offered in this Prospectus, 94,375 shares are owned by the individuals set forth below:

                                            Shares of         Shares of
                                           Common Stock      Common Stock
                                          Owned Prior to    to be Offered
Name and Position                          the Offering         Hereby
- -----------------                         --------------    -------------

Jonathan Bard, Employee                            1,725            1,725

Daljit Dhanoa, Former Employee                     1,500            1,500

Charles Gluchowski, Employee                       3,518            3,518

Zola Horovitz, Director                            4,500            4,500

Eric Kandel, Director                             36,847            1,500

Herbert Lepor, Consultant                          2,000            2,000

Henry Lester, Consultant                           2,504            1,625

Kathleen Mullinix, Chairman, President
   and Chief Executive Officer                    92,210           46,105


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Lisa Reiter, Vice President, General
  Counsel and Secretary                              853              853


Robert Taber, Senior Vice President
   for Research and Development                   20,427           20,427

Alison Taunton-Rigby, Director                     4,500            4,500

James Tretter, Former Director                     4,397            4,397

John Wetzel, Employee                              1,725            1,725

     The remaining shares of Common Stock offered in this Prospectus are owned by certain non-affiliates of the Company, each of whom holds less than the lesser of 1,000 shares of Common Stock and one percent of the shares of Common Stock issuable under each of the plans to which the Registration Statement of which this Prospectus is a part relates. Each of such non-affiliates may sell up to that number of shares of Common Stock held by him and may use this Prospectus for reoffers and resales.


                       PLAN OF DISTRIBUTION

     The Common Stock may be offered by the Selling Stockholders from time to time on The Nasdaq Stock Market or otherwise, at prices and on terms then prevailing, at prices related to the then current market price or in negotiated transactions. The shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. The amount of Common Stock to be offered and sold by each Selling Stockholder hereunder, and any other person or group of persons with whom he or she is acting in concert for the purpose of selling securities of the Company, may not exceed, during any three-month period, the greater of 1% of the outstanding Common Stock of the Company and the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the commencement of such period. Brokers or dealers will receive commissions or discounts from the Selling Stockholders in amounts to be negotiated by the Selling Stockholders.


              INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the issuance of shares of Common Stock offered hereby has been passed upon by Lisa L. Reiter, General Counsel of the Company. Ms. Reiter is also a Vice President and the Secretary of the Company and is eligible to receive options to purchase shares of Common Stock under the

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Company's 1996 Incentive Plan.  As of June 11, 1996, Ms. Reiter owned 853 shares of Common Stock of the Company and options to purchase an additional 33,148 shares of Common Stock. These shares were purchased under the Company's 1988 Amended and Restated Incentive Plan (the "1988 Incentive Plan") and the options were granted under the 1988 Incentive Plan and the Company's 1996 Incentive Plan.


 INDEMNIFICATION OF DIRECTORS, OFFICERS AND CERTAIN OTHER PERSONS

     As permitted by Section 102(b)(7) of the Delaware General Corporation
Law (the "DGCL"), Article VI of the Company's Amended and Restated Certificate of Incorporation, as amended, eliminates the liability of the Company's directors to the Company and its stockholders, except for liabilities related to a breach of duty of loyalty to the Company and its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, any transaction from which the director derives an improper personal benefit and certain other liabilities and, in the event of an amendment to the DGCL, eliminates such personal liability of the Company's directors to the fullest extent permitted by the DGCL, as so amended.

     Section 145 of the DGCL generally empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact the he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 of the DGCL also generally empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that indemnification is appropriate.


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     Section 145 of the DGCL further provides that to the extent that a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; and that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other to which the indemnified party may be entitled. The section also empowers a corporation to purchase and maintain insurance on behalf of any person acting in any of the capacities set forth in the second preceding paragraph against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145 of the DGCL.

     The Company's Amended and Restated By-laws, as amended (the "By-laws"), require the Company, under certain circumstances, to indemnify any person who is, was or has agreed to become a director, officer, employee or agent against expenses, liability and loss actually and reasonably incurred by him. The By-laws also provide that expenses incurred in connection with a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the By-laws.

     The Company has also agreed to indemnify its officers and directors pursuant to indemnification agreements which it has entered into with each such officer and director against any and all expenses, losses, claims, damages and liabilities incurred by each such officer and director for or as a result of actions taken or not taken while each such officer or director was acting in his or her capacity as a director, officer, employee or agent of the Company.

     The Third Amended and Restated Registration Rights Agreement entered into by the Company and certain holders ("Holders") of shares of its registrable securities, provides for cross-indemnification of the Holders whose shares are included in a registration, qualification or compliance under the Securities Act, and of the Company, its officers and directors for certain liabilities arising in connection with such registration, qualification or compliance, including those liabilities arising under the Securities Act.

     In addition, the Company currently intends to obtain directors' and officers' reimbursement and liability insurance which insures against liabilities that directors and officers of the Company may incur in such capacities. The risks covered by such policies do not exclude liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the

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Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action , suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.







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